Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, February 23, 2021

Retail Opportunity Investments Corp. Reports 2020 Results

San Diego, CA, February 23, 2021 – Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the year and three months ended December 31, 2020.

YEAR 2020 HIGHLIGHTS
▪$32.0mm of net income attributable to common stockholders ($0.27 per diluted share)
▪$132.5 million in Funds From Operations (FFO)(1) ($1.05 per diluted share)
▪90.6% of total billed base rent during pandemic has been paid to date (2Q‘20 - 4Q‘20)
▪96.8% portfolio lease rate at year-end (8th consecutive year above 96%)
▪1.2mm sq. ft. of leases executed (10th consecutive year of leasing ~ 2x original expirations)
▪12.5% increase in same-space cash rents on new leases (7.9% increase on renewals)
▪4.6% decrease in same-center cash net operating income (2020 vs. 2019)
▪96.5% of total debt effectively fixed-rate at year-end (no debt maturing in 2021)
▪Awarded investment grade rating and stable outlook from Fitch Ratings, Inc.

4TH QUARTER 2020 HIGHLIGHTS
▪$8.9mm of net income attributable to common stockholders ($0.08 per diluted share)
▪$34.3 million in FFO(1) ($0.27 per diluted share)
▪91.8% of total 4Q‘20 billed base rent has been paid to date
▪9.1% increase in same-space cash rents on new leases (3.3% increase on renewals)
▪8.8% decrease in same-center cash net operating income (4Q‘20 vs. 4Q‘19)
▪$55.5 million reduction in credit line balance (4Q‘20 vs. 3Q‘20)
▪3.4 times interest coverage (equal to 4Q‘19)

2021 YEAR-TO-DATE HIGHLIGHTS
▪95.4% of total tenants are currently open, based on annualized base rent
▪87.8% of January billed base rent has been paid to date
▪$25.8 million property disposition currently under contract
▪$0.11 per share cash dividend declared
________________________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During 2020, in the face of extraordinary circumstances, our portfolio of grocery-anchored shopping centers proved to be resilient and we continued to post solid operating results. For the eighth consecutive year we maintained a year-end portfolio lease rate above 96%. Additionally, notwithstanding repeated government mandated shutdowns, demand for space across our portfolio remained remarkably strong and we continued to capitalize on it, leasing over 1.2 million square feet of space during 2020, which was the 10th consecutive year that we leased approximately double the amount of space originally scheduled to expire. We also achieved a 12.5% increase in same-space releasing spreads on new leases executed during 2020, representing the 8th consecutive year of achieving double-digit rent growth.” Tanz added, “As 2021 gets underway, and as mandated shutdowns on the West Coast are now being eased, we currently expect that our portfolio and tenant base will steadily move toward returning to full operations as the year progresses. Additionally, we intend to continue advancing our densification initiatives and, market conditions permitting, resume our capital recycling program.”

FINANCIAL RESULTS SUMMARY

For the year ended December 31, 2020, GAAP net income attributable to common stockholders was $32.0 million, or $0.27 per diluted share, as compared to GAAP net income attributable to common stockholders of $48.8 million, or $0.42 per diluted share, for the year ended December 31, 2019. For the three months ended December 31, 2020, GAAP net income attributable to common stockholders was $8.9 million, or $0.08 per diluted share, as compared to GAAP net income attributable to common stockholders of $10.2 million, or $0.09 per diluted share, for the three months ended December 31, 2019.

FFO for the full year 2020 was $132.5 million, or $1.05 per diluted share, as compared to $138.1 million in FFO, or $1.10 per diluted share for the year 2019. FFO for the fourth quarter of 2020 was $34.3 million, or $0.27 per diluted share, as compared to $35.3 million in FFO, or $0.28 per diluted share for the fourth quarter of 2019. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the full year 2020, same-center net operating income (NOI) was $187.4 million, as compared to $196.6 million in same-center NOI for the full year 2019, representing a 4.6% decrease. For the fourth quarter of 2020, same-center NOI decreased 8.8% as compared to same-center NOI for the fourth quarter of 2019. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

2020 financial results for the year and three months ended December 31, 2020 reflect: i) $62.6 million in net property dispositions completed during 2019; ii) $4.7 million non-cash, below market rental revenue recognized in the fourth quarter of 2020 in connection with recapturing/releasing activity; and iii) the impact in 2020 from the ongoing pandemic, including $11.0 million of bad debt in 2020.

BALANCE SHEET SUMMARY

During the fourth quarter, ROIC utilized $55.5 million of cash on its balance sheet to reduce borrowings outstanding on its unsecured credit facility. At December 31, 2020, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.2 billion and approximately $1.4 billion of principal debt outstanding, including $48.0 million outstanding on its $600.0 million unsecured credit facility. At year-end 2020, 93.8% of ROIC’s principal debt outstanding was unsecured, and 96.5% was effectively fixed-rate.

In terms of future debt maturities, ROIC currently has no unsecured debt maturing for approximately the next three years, through late 2023. Additionally, ROIC currently has no secured debt maturing in 2021, $23.1 million maturing in mid-2022, and no secured debt maturing in 2023.

During the fourth quarter, Fitch Ratings, Inc. (Fitch) assigned a BBB- long-term issuer default rating to ROIC with a stable outlook. According to Fitch, the rating and outlook reflect ROIC’s high-quality, grocery-anchored shopping center portfolio located in densely populated, high barrier-to-entry west coast U.S. markets. Additionally, Fitch stated that ROIC’s best-in-class historical occupancy levels and investment-grade credit metrics are key factors supporting the rating.

PROPERTY OPERATIONS SUMMARY

At December 31, 2020, ROIC’s portfolio was 96.8% leased. For the full year 2020, ROIC executed 275 leases, totaling approximately 1.2 million square feet, including 109 new leases, totaling 377,906 square feet, achieving a 12.5% increase in same-space comparative base rent, and 166 renewed leases, totaling 831,225 square feet, achieving a 7.9% increase in base rent. During the fourth quarter of 2020, ROIC executed 74 leases, totaling 294,590 square feet, including 36 new leases, totaling 110,268 square feet, achieving a 9.1% increase in same-space comparative base rent, and 38 renewed leases, totaling 184,322 square feet, achieving a 3.3% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

CASH DIVIDEND

During the first quarter of 2020, ROIC distributed a cash dividend of $0.20 per share. Given the uncertainty of the pandemic’s near and potential long term impact on ROIC’s business, and in order to preserve its liquidity position, ROIC’s board of directors temporarily suspended quarterly dividend distributions for the remainder of 2020.

On February 23, 2021, ROIC’s board of directors declared a cash dividend of $0.11 per share, payable on April 9, 2021 to stockholders of record on March 26, 2021.

2021 GUIDANCE

ROIC currently estimates that FFO for the full year 2021 will be within the range of $0.95 to $1.02 per diluted share, and net income to be within the range of $0.18 to $0.25 per diluted share. The following table provides a reconciliation of GAAP net income to FFO.

	2020 Actual	Year Ended December 31, 2021
		Low End	High End
	(unaudited, amounts in thousands except per share and percentage data)
GAAP net income applicable to stockholders	$32,014	$21,034	$29,805
Funds from operations (FFO) – diluted	$132,452	$120,555	$129,438

GAAP net income per diluted share	$0.27	$0.18	$0.25
FFO per diluted share	$1.05	$0.95	$1.02

Key Drivers
General and administrative expenses	$16,755	$20,000	$19,000
Straight-line rent	$1,079	$(500)	$(500)
Amortization of above- and below-market rent	$17,654	$8,700	$8,700
Bad debt	$11,035	$7,000	$3,000
Acquisitions	$—	$—	$40,000
Dispositions	$—	$25,800	$25,800
Debt retired	$36,000	$40,000	$—
Same-center cash NOI	(4.6)%	—%	3.0%

ROIC’s management will discuss the company’s guidance and underlying assumptions on its February 24, 2021 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its results on Wednesday, February 24, 2021 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 8069709. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on February 24, 2021 and will be available until 3:00 p.m. Eastern Time on March 3, 2021. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 8069709. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of December 31, 2020, ROIC owned 88 shopping centers encompassing approximately 10.1 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, Standard & Poor’s, and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2020	2019
ASSETS
Real Estate Investments:
Land	$881,872	$879,540
Building and improvements	2,274,680	2,252,301
	3,156,552	3,131,841
Less: accumulated depreciation	460,165	390,916
	2,696,387	2,740,925
Mortgage note receivable	4,959	13,000
Real Estate Investments, net	2,701,346	2,753,925
Cash and cash equivalents	4,822	3,800
Restricted cash	1,814	1,658
Tenant and other receivables, net	58,756	45,821
Acquired lease intangible assets, net	50,110	59,701
Prepaid expenses	4,811	3,169
Deferred charges, net	22,893	27,652
Other assets	17,296	18,031
Total assets	$2,861,848	$2,913,757

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,524	$298,330
Credit facility	45,238	80,743
Senior Notes	943,655	942,850
Mortgage notes payable	86,509	87,523
Acquired lease intangible liabilities, net	125,796	144,757
Accounts payable and accrued expenses	17,687	17,562
Tenants’ security deposits	6,854	7,177
Other liabilities	46,426	42,987
Total liabilities	1,570,689	1,621,929

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 118,085,155 and 116,496,016 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	12	12
Additional paid-in capital	1,497,662	1,481,466
Dividends in excess of earnings	(289,309)	(297,998)
Accumulated other comprehensive loss	(8,812)	(4,132)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,199,553	1,179,348
Non-controlling interests	91,606	112,480
Total equity	1,291,159	1,291,828
Total liabilities and equity	$2,861,848	$2,913,757

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Rental revenue	$71,391	$72,282	$280,388	$291,263
Other income	1,527	1,337	3,726	3,777
Total revenues	72,918	73,619	284,114	295,040

Operating expenses
Property operating	10,847	10,896	41,050	43,662
Property taxes	8,023	8,205	33,288	32,388
Depreciation and amortization	24,690	24,192	97,731	97,559
General and administrative expenses	4,781	4,157	16,755	17,831
Other expense	318	41	843	1,405
Total operating expenses	48,659	47,491	189,667	192,845

Gain on sale of real estate	—	—	—	13,175

Operating income	24,259	26,128	94,447	115,370
Non-operating expenses
Interest expense and other finance expenses	(14,679)	(15,002)	(59,726)	(61,687)
Net income	9,580	11,126	34,721	53,683
Net income attributable to non-controlling interests	(681)	(975)	(2,707)	(4,839)
Net Income Attributable to Retail Opportunity Investments Corp.	$8,899	$10,151	$32,014	$48,844

Earnings per share – basic and diluted	$0.08	$0.09	$0.27	$0.42

Dividends per common share	$—	$0.1970	$0.2000	$0.7880

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income attributable to ROIC	$8,899	$10,151	$32,014	$48,844
Plus: Depreciation and amortization	24,690	24,192	97,731	97,559
Less: Gain on sale of real estate	—	—	—	(13,175)
Funds from operations – basic	33,589	34,343	129,745	133,228
Net income attributable to non-controlling interests	681	975	2,707	4,839
Funds from operations – diluted	$34,270	$35,318	$132,452	$138,067

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Number of shopping centers included in same-center analysis	87	87			87	87
Same-center occupancy	96.8%	97.9%		(1.1)%	96.8%	97.9%		(1.1)%

Revenues:
Base rents	$49,887	$51,385	$(1,498)	(2.9)%	$204,148	$203,334	$814	0.4%
Percentage rent	237	1,008	(771)	(76.5)%	505	1,324	(819)	(61.9)%
Recoveries from tenants	15,816	16,719	(903)	(5.4)%	66,336	66,255	81	0.1%
Other property income	1,227	1,051	176	16.7%	2,390	2,945	(555)	(18.8)%
Bad debt	(1,945)	(306)	(1,639)	535.6%	(10,196)	(1,417)	(8,779)	619.5%
Total Revenues	65,222	69,857	(4,635)	(6.6)%	263,183	272,441	(9,258)	(3.4)%
Operating Expenses
Property operating expenses	11,055	11,142	(87)	(0.8)%	42,671	44,100	(1,429)	(3.2)%
Property taxes	8,002	8,110	(108)	(1.3)%	33,091	31,783	1,308	4.1%
Total Operating Expenses	19,057	19,252	(195)	(1.0)%	75,762	75,883	(121)	(0.2)%
Same-Center Cash Net Operating Income	$46,165	$50,605	$(4,440)	(8.8)%	$187,421	$196,558	$(9,137)	(4.6)%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP operating income	$24,259	$26,128	$94,447	$115,370
Depreciation and amortization	24,690	24,192	97,731	97,559
General and administrative expenses	4,781	4,157	16,755	17,831
Other expense	318	41	843	1,405
Gain on sale of real estate	—	—	—	(13,175)
Straight-line rent	(516)	(433)	(1,079)	(3,083)
Amortization of above- and below-market rent	(6,898)	(2,593)	(17,654)	(15,618)
Property revenues and other expenses (1)	(12)	(278)	(374)	(142)
Total Company cash NOI	46,622	51,214	190,669	200,147
Non same-center cash NOI	(457)	(609)	(3,248)	(3,589)
Same-center cash NOI	$46,165	$50,605	$187,421	$196,558

____________________
(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-677-0900
arubino@roireit.net